Exhibit 31.1

CERTIFICATIONS

I, Lars B. Eller, President and Chief Executive Officer of Farmers & Merchants Bancorp, Inc., certify that:

1.
I have reviewed this Amendment No.1 to Annual Report on Form 10-K/A of Farmers & Merchants Bancorp, Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 29, 2024
/s/ Lars B. Eller
Lars B. Eller
President and CEO